                                   Exhibit 21

                         Continental Global Group, Inc.

                Subsidiaries of the Registrant at March 15, 2001

                                          Jurisdiction of Incorporation or
Subsidiaries (1)                          Organization                            Parent Company

Continental Conveyor & Equipment Company  Delaware                                Continental Global Group, Inc.

Continental Conveyor & Equipment Pty.     Australia                               Continental Conveyor & Equipment
Ltd.                                                                              Company

BCE Holdings Pty. Ltd.                    Australia                               Continental Conveyor & Equipment Pty.
                                                                                  Ltd.

Continental ACE Pty. Ltd.                 Australia                               BCE Holdings Pty. Ltd.

Continental ACE Services Pty. Ltd.        Australia                               BCE Holdings Pty. Ltd.

Continental ACE Conveyor Components       Australia                               BCE Holdings Pty. Ltd.
Pty. Ltd.

A. Crane Pty. Ltd.                        Australia                               BCE Holdings Pty. Ltd.

Continental Control Systems Pty. Ltd.     Australia                               BCE Holdings Pty. Ltd. - 60%
                                                                                  Continental Conveyor & Equipment Pty.
                                                                                  Ltd. - 40%

Continental Conveyor International Inc.   Delaware                                Continental Conveyor & Equipment
                                                                                  Company

Continental FSW Ltd.                      United Kingdom                          Continental Conveyor International
                                                                                  Inc.

Continental Conveyor Ltd.                 United Kingdom                          Continental FSW Ltd.

Continental MECO (Proprietary) Ltd.       South Africa                            Continental Conveyor International
                                                                                  Inc.

MECO McCallum Pty. Ltd.                   Australia                               Continental Conveyor & Equipment Pty.
                                                                                  Ltd.

Goodman Conveyor Company                  Delaware                                Continental Global Group, Inc.


(1) Each of the subsidiaries listed is 100% owned by its parent company, except for Continental Control Systems Pty. Ltd.